CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Hartford Series Fund, Inc. of our report dated February 14, 2024, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for each of Hartford Balanced HLS Fund, Hartford Capital Appreciation HLS Fund, Hartford Disciplined Equity HLS Fund, Hartford Dividend and Growth HLS Fund, Hartford Healthcare HLS Fund, Hartford International Opportunities HLS Fund, Hartford MidCap HLS Fund, Hartford Small Company HLS Fund, Hartford Stock HLS Fund, Hartford Total Return Bond HLS Fund and Hartford Ultrashort Bond HLS Fund for Hartford Series Fund, Inc. and for Hartford Small Cap Growth HLS Fund for Hartford HLS Series Fund II, Inc. for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 15, 2024